Exhibit 24
                            POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints John F. Welch, Jr., Benjamin W. Heineman, Jr., Dennis D. Dammerman, and Philip
D. Ameen and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of securities in connection with Guarantee by the Company of the 10-7/8% Senior Subordinated Notes due 2003, as amended, of Outlet Broadcasting, Inc., an indirect, wholly-owned subsidiary of the Company, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 15th day of March, 1996.




John F. Welch, Jr.                           Dennis D. Dammerman
-------------------------                    ------------------------
Chairman of the Board                        Senior Vice President -
(Principal Executive                         Finance (Principal
Officer and Director)                        Financial Officer and
Director)



                     Philip D. Ameen
                     ------------------------------
                     Vice President and Comptroller
                     (Principal Accounting Officer)

                                                         (Page 1 of 2)





                                             John D. Opie
                                             Director



D. Wayne Calloway
Director



Silas S. Cathcart                            Barbara S. Preiskel
Director                                     Director



Paolo Fresco
Director



Claudio X. Gonzalez                          Andrew C. Sigler
Director                                     Director



Robert E. Mercer                             Douglas A. Warner III
Director                                     Director



Gertrude G. Michelson
Director



                  A MAJORITY OF THE BOARD OF DIRECTORS



                                                         (Page 2 of 2)